Exhibit 99.1

Harrow Announces Second Quarter 2026 Financial Results

Second Quarter 2026 and Selected Highlights:

●	Quarterly revenue of $70.7 million, an increase of 60% sequentially, and 11% year over year
●	Reiterated full-year 2026 financial guidance of $350 million to $365 million in revenue and $80 million to $100 million in Adjusted EBITDA (a non-GAAP measure)
●	VEVYE® delivered quarterly revenue of $29.4 million, up approximately 40% sequentially and approximately 58% year over year, with continued prescription, prescriber, and market-share growth
●	VEVYE secured another coverage win, after gaining expanded formulary coverage with a top-three national commercial pharmacy benefit manager, effective August 1, 2026
●	IHEEZO® delivered quarterly revenue of $15.6 million, and achieved record quarterly unit demand, with unit demand increasing 44% sequentially and 34% year over year
●	TRIESENCE® delivered record quarterly unit demand, increasing 39% sequentially and 162% year over year
●	Announced the acquisition of TYRVAYA®, which is expected to close during the second half of 2026
●	Cash and cash equivalents of $83.9 million as of June 30, 2026

NASHVILLE, Tenn., August 10, 2026 – Harrow (Nasdaq: HROW), a leading provider of ophthalmic disease management solutions in North America, announced results for the second quarter ended June 30, 2026. The Company also posted its second-quarter Letter to Stockholders and corporate presentation in the “Investors” section of its website at harrow.com. The Company encourages Harrow stockholders to review these documents, which provide additional details concerning the historical results and future expectations for the business.

“We spent the first half of 2026 building demand and positioning the business to achieve our 2026 and 2027 financial objectives. The second half of 2026 is about converting that demand into accelerating revenue growth and profitability,” said Mark L. Baum, Chairman and Chief Executive Officer of Harrow. “Over the past six months, we expanded our commercial organization, strengthened our portfolio, improved pricing across key products, launched BYOOVIZ®, advanced multiple clinical programs, and announced the acquisition of TYRVAYA. VEVYE delivered record quarterly revenue while improving its underlying economics, and momentum continues to build, supported by our recent coverage win that went into effect August 1. IHEEZO achieved the strongest commercial quarter in its history despite the loss of pass-through reimbursement, and TRIESENCE continued to generate exceptional demand growth – reinforcing our conviction that physician demand continues to strengthen across our portfolio.”

Baum continued, “As we enter the second half of the year, the business looks fundamentally different than it did just a few months ago: IHEEZO’s pricing improvements are now in effect, IHEEZO’s channel inventories have normalized, VEVYE’s updated business rules have been fully implemented, BYOOVIZ has launched, and TYRVAYA is expected to join our portfolio later this year. Our commercial organization, which already expanded this year (and is now helping to fueling our growth), will increase further with the addition of experienced eye care sales professionals from Viatris. Together, these steps position us to convert the demand we’ve built into meaningful revenue growth and profitability. I believe Harrow has reached an important inflection point. The heavy lifting required to position the business for accelerated growth has largely been completed. The table is set. Now it’s about execution. Based on what we’re seeing across the business today, I remain confident in our ability to deliver our full-year guidance of $350 million to $365 million in revenue and $80 million to $100 million in adjusted EBITDA.”

Harrow Announces Second Quarter 2026 Financial Results Page 2 August 10, 2026

Key Second Quarter Commercial Metrics:

VEVYE:

●	Total prescriptions (TRx) increased approximately 21% sequentially, ahead of branded dry eye disease sequential market growth of 14%
●	New prescriptions (NRx) increased approximately 4% sequentially
●	Unique prescribers increased approximately 15% sequentially
●	Branded TRx market share expanded to 14.6%, nearly doubling from 7.8% one year ago

IHEEZO:

●	Unit demand of 65,477 units, up 44% sequentially and 34% year-over-year — the product’s highest unit volume quarter to date, achieved despite the April 1, 2026 loss of pass-through reimbursement status for cataract surgery
●	Total ordering accounts reached 224, up 32% year-over-year, with 62 accounts placing their first-ever IHEEZO order in the quarter — the strongest new-account quarter since launch
●	Reorder rate of approximately 85.5%, reflecting durable account retention and continued strength in the retina segment
●	Effective July 1, 2026, IHEEZO net price per unit improved by approximately 25%
●	Channel inventories have normalized, and the Company expects reported revenue to more closely reflect underlying demand going forward

TRIESENCE:

●	Unit demand of 14,529 units, the strongest quarter ever — up 39% sequentially and 162% year-over-year
●	Total ordering accounts reached 805, a net addition of 69 accounts sequentially, with ocular surgery accounts representing 54% of Q2 unit volume
●	May 2026 was the strongest single month in the product’s commercial history, up 151% versus May 2025

Business Highlights:

VEVYE Expanded Coverage:

●	Effective August 1, 2026, VEVYE gained expanded formulary coverage with a top-three national commercial pharmacy benefit manager, representing a meaningful expansion in patient access and another important milestone in the Company’s long-term growth strategy for VEVYE. The Company also expects an increasing proportion of VEVYE prescriptions to shift to the commercial channel over the balance of 2026.

TYRVAYA Acquisition:

●	Expands Harrow’s dry eye disease portfolio with a highly complementary and synergistic therapy
●	Expected to expand Harrow’s commercial organization with new experienced dry eye sales representatives
●	Creates one of ophthalmology’s most comprehensive branded dry eye disease portfolios
●	Creates additional opportunities to expand VEVYE adoption across new and existing accounts
●	Expected to contribute more than $30 million in revenue in 2027, with revenue expected to exceed the incremental operating costs required to support the business
●	Given the anticipated timing of the transaction close and integration into Harrow’s portfolio, TYRVAYA is expected to contribute modestly to 2026 revenue

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Harrow Announces Second Quarter 2026 Financial Results Page 3 August 10, 2026

BYOOVIZ Launch:

●	Successfully launched BYOOVIZ (ranibizumab-nuna), a biosimilar to LUCENTIS®, expanding Harrow’s retina portfolio and marking the Company’s entry into the U.S. retinal anti-VEGF market. BYOOVIZ complements Harrow’s growing retina franchise alongside IHEEZO® and TRIESENCE®, with OPUVIZ™ (aflibercept biosimilar) expected to further expand the portfolio in 2027. BYOOVIZ launched in July 2026, and the Company expects revenue to build over the balance of the year.

Pipeline and Regulatory Highlights:

●	Prospective Launches: The Company expects to launch at least one new product every year through 2029, within its existing cost structure and commercial footprint.
●	G-MELT: The FDA has granted Harrow a pre-NDA meeting, an important milestone that will help finalize the Company’s regulatory strategy as it works toward an NDA submission.
●	IHEEZO (QUELL): Topline data from QUELL, a prospective, randomized, multi-center clinical trial evaluating IHEEZO in patients undergoing intravitreal injections, are expected in the fourth quarter of 2026.
●	TRIESENCE: The Company’s Phase 3 trial evaluating TRIESENCE for the treatment of ocular inflammation and pain following cataract surgery is on track to fully enroll in 2026, with topline data expected in early 2027.
●	NATACYN®: The first patients were enrolled in an investigator-initiated clinical study during the second quarter, with topline data expected in the fourth quarter of 2026.
●	YOCHIL™: The Company completed its End-of-Phase 2 meeting with the FDA and is incorporating the Agency’s feedback into refinements of its Phase 3 study design and protocol.
●	IOPIDINE®: A permanent J-code went into effect on July 1, 2026, removing a reimbursement barrier that the Company believes has constrained broader utilization.
●	VERKAZIA®: Successfully re-launched with growing prescription volumes.

Second Quarter 2026 Financial Results:

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2026	2025	2026	2025
Total revenues	$70,661,000	$63,742,000	$114,864,000	$111,573,000
Gross margin	71%	75%	67%	72%
Net (loss) income	(17,270,000)	4,995,000	(44,872,000)	(12,785,000)
Adjusted EBITDA(1)	(1,232,000)	17,006,000	(13,891,000)	15,021,000
Net income (loss) per share:
Basic	(0.46)	0.14	(1.20)	(0.35)
Diluted	(0.46)	0.13	(1.20)	(0.35)

(1)	Adjusted EBITDA is a non-GAAP measure. For additional information, including a reconciliation of Adjusted EBITDA to the most directly comparable measure presented in accordance with GAAP, see the explanation of non-GAAP measures and reconciliation tables at the end of this release.

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Harrow Announces Second Quarter 2026 Financial Results Page 4 August 10, 2026

Conference Call and Webcast

Harrow will host a conference call to discuss the results at 8:00 a.m. ET on Tuesday, August 11, 2026. Participants can access the live webcast of Harrow’s presentation on the “Investors” page of Harrow’s website. A replay of the webcast will be available on the Company’s website for one year.

To participate via telephone, please register in advance using this link. Upon registration, all telephone participants will receive a confirmation email with detailed instructions, including a unique dial-in number and PIN, to access the call.

About Harrow

Harrow, Inc. (Nasdaq: HROW) is a leading provider of ophthalmic disease management solutions in North America, offering a comprehensive portfolio of products that address conditions affecting both the front and back of the eye, such as dry eye disease, wet (or neovascular) age-related macular degeneration, cataracts, refractive errors, glaucoma, and a range of other ocular surface conditions and retina diseases. Harrow was founded with a commitment to deliver safe, effective, accessible, and affordable medications that enhance patient compliance and improve clinical outcomes. For more information about Harrow, please visit harrow.com and connect with us on LinkedIn.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Any statements in this release that are not historical facts may be considered such “forward—looking statements.” Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties which may cause results to differ materially and adversely from the statements contained herein. Some of the potential risks and uncertainties that could cause actual results to differ from those predicted include, among others, risks related to: liquidity or results of operations; our ability to successfully implement our business plan, develop and commercialize our products, product candidates and proprietary formulations in a timely manner or at all, identify and acquire additional products, or complete pending acquisitions on terms and in the timeframe expected, or at all, manage our pharmacy operations, service our debt, obtain financing necessary to operate our business, recruit and retain qualified personnel, manage any growth we may experience and successfully realize the benefits of our previous acquisitions and any other acquisitions and collaborative arrangements we may pursue; competition from pharmaceutical companies, outsourcing facilities and pharmacies; general economic and business conditions, including inflation and supply chain challenges; regulatory and legal risks and uncertainties related to our pharmacy operations and the pharmacy and pharmaceutical business in general, including the ongoing communications with the U.S. Food and Drug Administration relating to compliance and quality plans at our outsourcing facility in New Jersey; and physician interest in and market acceptance of our current and any future formulations and compounding pharmacies generally. These and additional risks and uncertainties are more fully described in Harrow’s filings with the Securities and Exchange Commission (SEC), including its Annual Report on Form 10-K for the year ended December 31, 2025, subsequent Quarterly Reports on Form 10-Q and other filings with the SEC. Such documents may be read free of charge on the SEC’s website at sec.gov. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. Except as required by law, Harrow undertakes no obligation to update any forward-looking- statements to reflect new information, events, or circumstances after the date they are made, or to reflect the occurrence of unanticipated events.

Contact:

Mike Biega, VP of Investor Relations and Communications

mbiega@harrowinc.com

617-913-8890

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Harrow Announces Second Quarter 2026 Financial Results Page 5 August 10, 2026

HARROW, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2026	2025
ASSETS
Cash and cash equivalents	$83,889,000	$72,927,000
All other current assets	145,418,000	138,823,000
Total current assets	229,307,000	211,750,000
All other assets	187,509,000	187,732,000
TOTAL ASSETS	$416,816,000	$399,482,000

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities	$102,171,000	$96,302,000
Loans payable, net of unamortized debt discount	292,379,000	243,184,000
All other liabilities	7,421,000	7,905,000
TOTAL LIABILITIES	401,971,000	347,391,000
TOTAL STOCKHOLDERS’ EQUITY	14,845,000	52,091,000
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$416,816,000	$399,482,000

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Harrow Announces Second Quarter 2026 Financial Results Page 6 August 10, 2026

HARROW, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2026	2025	2026	2025
Total revenues	$70,661,000	$63,742,000	$114,864,000	$111,573,000
Cost of sales	20,298,000	16,230,000	37,456,000	31,754,000
Gross profit	50,363,000	47,512,000	77,408,000	79,819,000
Selling, general and administrative	53,298,000	33,235,000	96,528,000	73,748,000
Research and development	8,072,000	2,868,000	13,967,000	5,894,000
Total operating expenses	61,370,000	36,103,000	110,495,000	79,642,000
(Loss) income from operations	(11,007,000)	11,409,000	(33,087,000)	177,000
Total other expense, net	(6,263,000)	(6,414,000)	(11,760,000)	(12,962,000)
Income tax expense	-	-	25,000	-
Net (loss) income attributable to Harrow, Inc.	$(17,270,000)	$4,995,000	$(44,872,000)	$(12,785,000)
Net (loss) income per share:
Basic	$(0.46)	$0.14	$(1.20)	$(0.35)
Diluted	$(0.46)	$0.13	$(1.20)	$(0.35)

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Harrow Announces Second Quarter 2026 Financial Results Page 7 August 10, 2026

HARROW, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Six Months Ended June 30,
	2026	2025
Net cash (used in) provided by:
Operating activities	$(18,747,000)	$18,865,000
Investing activities	(18,737,000)	(505,000)
Financing activities	48,446,000	(12,644,000)
Net change in cash and cash equivalents	10,962,000	5,716,000
Cash and cash equivalents at beginning of the period	72,927,000	47,247,000
Cash and cash equivalents at end of the period	$83,889,000	$52,963,000

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Harrow Announces Second Quarter 2026 Financial Results Page 8 August 10, 2026

Non-GAAP Financial Measures

In addition to the Company’s results of operations determined in accordance with U.S. generally accepted accounting principles (GAAP), which are presented and discussed above, management also utilizes Adjusted EBITDA, an unaudited financial measure that is not calculated in accordance with GAAP, to evaluate the Company’s financial results and performance and to plan and forecast future periods. Adjusted EBITDA is considered a “non-GAAP” financial measure within the meaning of Regulation G promulgated by the SEC. Management believes that this non-GAAP financial measure reflects an additional way of viewing aspects of the Company’s operations that, when viewed with GAAP results, provides a more complete understanding of the Company’s results of operations and the factors and trends affecting its business. Management believes Adjusted EBITDA provides meaningful supplemental information regarding the Company’s performance because (i) it allows for greater transparency with respect to key metrics used by management in its financial and operational decision-making; (ii) it excludes the impact of non-cash or, when specified, non-recurring items that are not directly attributable to the Company’s core operating performance and that may obscure trends in the Company’s core operating performance; and (iii) it is used by institutional investors and the analyst community to help analyze the Company’s results. However, Adjusted EBITDA, and any other non-GAAP financial measure should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. Further, non-GAAP financial measures used by the Company and the way they are calculated may differ from the non-GAAP financial measures or the calculations of the same non-GAAP financial measures used by other companies, including the Company’s competitors.

Adjusted EBITDA

The Company defines Adjusted EBITDA as net (loss) income, excluding the effects of stock-based compensation and expenses, impairment of intangible assets, interest, taxes, depreciation, amortization, investment loss, net, and, if any and when specified, other non-recurring income or expense items. Management believes that the most directly comparable GAAP financial measure to Adjusted EBITDA is net (loss) income. Adjusted EBITDA has limitations and should not be considered as an alternative to gross profit or net (loss) income as a measure of operating performance or to net cash provided by (used in) operating, investing, or financing activities as a measure of ability to meet cash needs.

The following is a reconciliation of Adjusted EBITDA, a non-GAAP measure, to the most comparable GAAP measure, net (loss) income, for the three and six months ended June 30, 2026 and for the same periods in 2025:

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Harrow Announces Second Quarter 2026 Financial Results Page 9 August 10, 2026

HARROW, INC.

RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2026	2025	2026	2025
GAAP net (loss) income	$(17,270,000)	$4,995,000	$(44,872,000)	$(12,785,000)
Stock-based compensation and expenses	3,788,000	875,000	7,625,000	5,431,000
Interest expense, net	6,263,000	6,408,000	11,760,000	12,956,000
Income tax expense	-	-	25,000	-
Depreciation	460,000	496,000	915,000	961,000
Amortization of intangible assets	5,527,000	4,226,000	10,656,000	8,452,000
Investment loss, net	-	-	-	-
Other expense, net	-	6,000	-	6,000
Adjusted EBITDA	$(1,232,000)	$17,006,000	$(13,891,000)	$15,021,000

The Company is unable to provide a reconciliation of projected Adjusted EBITDA to expected results due to the unknown effect, timing and potential significance of expenses and the tax effect of such expenses.

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